UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2015, the Board of Directors (the “Board”) of Ellie Mae, Inc. (the “Company”) appointed Karen Blasing and Rajat Taneja (the “New Directors”) to fill two new vacancies on the Board effective immediately. As previously disclosed by the Company, the two new vacancies were created following the completion of director terms by Class I directors Alan S. Henricks and Bernard M. Notas.
Ms. Blasing will serve as a Class III Director for a term to expire at the 2017 annual meeting of stockholders until her successor has been elected and qualified or until her earlier resignation or removal. Effective June 17, 2015, Ms. Blasing has been elected to serve on the audit committee of the Board.
Mr. Taneja will serve as a Class I Director for a term to expire at the 2018 annual meeting of stockholders until his successor has been elected and qualified or until his earlier resignation or removal. Effective June 17, 2015, Mr. Taneja has been elected to serve on the technology committee of the Board.
Each of the New Directors will be entitled to receive compensation for their service as a director consistent with the compensation paid to non-employee directors of the Company as described in the definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2015 (the “Proxy”). The Company intends to enter into its standard form of indemnification agreement with each of the New Directors.

There are no related party transactions with either of the New Directors required to be disclosed under Item 404(a) of Regulation S-K.
A copy of the Company's press release announcing each of the New Director’s appointment to the Board is furnished as Exhibit 99.1 to this report.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the annual meeting of stockholders of the Company held on June 17, 2015 (the “Annual Meeting”), the stockholders approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, as described in Proposal No. 4 of the Proxy. The amendment and restatement (the “Amendment”) provides for the elimination of supermajority provisions contained in the Company’s Amended and Restated Certificate of Incorporation.
Effective June 17, 2015, the Company filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation to reflect the Amendment which became effective upon filing.
The foregoing summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2014.
Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders holding and entitled to vote 25,662,473 shares of common stock of the Company, or approximately 87.3% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following four proposals, each of which is described in detail in the Proxy. The voting results are reported below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Board to hold office until the 2018 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his earlier resignation or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Sigmund Anderman	22,570,339	657,361	2,434,773
Craig Davis	22,976,470	251,230	2,434,773
Frank Schultz	22,905,981	321,719	2,434,773

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. There were no broker non-votes on this proposal. The results of the ratification were as follows:

For	Against	Abstain
25,600,939	40,747	20,787

Proposal No. 3: Approval on a Non-Binding, Advisory Basis of the Compensation of our Named Executive Officers (“Say-on-Pay”). The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
20,985,118	2,219,252	23,330	2,434,773

Proposal No. 4: Approve the Elimination of the Supermajority Voting Provisions. The stockholders approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to eliminate any supermajority voting provisions contained therein, as disclosed in the Proxy. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
23,206,930	2,354	18,416	2,434,773

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Ellie Mae, Inc. dated June 18, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015	ELLIE MAE, INC.

By: /s/ Edgar A. Luce

Name: Edgar A. Luce
Title: EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Ellie Mae, Inc. dated June 18, 2015.

Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, as amended, made after the date hereof, such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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